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                                                                   EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Registration Statement on Form S-3 of Rite Aid Corporation of our report dated May 8, 2001, except for
Note 25, to which the date is May 16, 2001, and of our report dated May 8, 2001 relating to the financial statement schedule appearing in the Annual Report on Form 10-K of Rite Aid Corporation for the year ended March 3, 2001.

   We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP
-------------------------

Philadelphia, Pennsylvania
February 14, 2002